Exhibit 5

                                  Law Offices
                    ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                             734 15th Street, N.W.
                            Washington, D.C.  20005
                           Telephone (202) 347-0300

                                 June 16, 2003



Board of Directors
Independence Community Bank Corp.
195 Montague Street
Brooklyn, New York  11201

     Re:     Registration Statement on Form S-8
             2,800,000 Shares of Common Stock

Ladies and Gentlemen:

      We have acted as special counsel to Independence Community Bank Corp. (the "Company"), a Delaware corporation, in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 2,800,000 shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"), to be issued pursuant to the Company's 2002 Stock Incentive Plan (the "Plan") pursuant to the grant or exercise of stock options or the vesting of restricted stock grants thereunder (stock options being referred to hereinafter as "Options" and restricted stock grants as "Awards"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the number of issued and outstanding shares of Common Stock. We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.




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     In this regard, we have reviewed the Registration Statement, the
Certificate of Incorporation and Bylaws of the Company, the Plan, a specimen stock certificate evidencing the Common Stock of the Company and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Company and such other instruments, certificates and representations of public officials, officers and representatives of the Company as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the exercise of Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options, (ii) the shares of Common Stock issuable upon the vesting of Awards will be continue to be validly authorized on the dates the Common Stock is issued as a result of the vesting of the Awards; (iii) on the dates the Options are exercised and the Awards vest, the Options and Awards will constitute valid, legal and binding obligations of the Company and will be enforceable as to the Company in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally); (iv) no change occurs in applicable law or the pertinent facts;
(v) the Options are exercised in accordance with the terms of the Plan and any separate agreement evidencing the grant of such Options pursuant to the Plan and the exercise price due for such Options, if any, is paid in accordance with the terms thereof; and (vi) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, upon receipt by the Company of the consideration required thereby, as applicable, will be legally issued, fully paid and non-assessable shares of Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                                     By: /s/ Philip R. Bevan
                                         ----------------------------
                                         Philip R. Bevan, a Partner



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